Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-283059, 333-281346, 333-279780, 333-265677, 333-239573, 333-225482, 333-219686, 333-204669, 333-193998, 333-186700, 333-184320, 333-179593, 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576) of iRobot Corporation of our report dated March 12, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 12, 2025